Exhibit 10.8
AMENDMENT #8 TO LEASE
1. Parties.
     This Amendment, dated as of January 19, 2010, is between 400 Minuteman LLC (successor to 400 River Limited Partnership) (“Landlord”) and NaviSite, Inc. (“Tenant”).
2. Recitals.
     2.1. Landlord’s predecessor in interest, 400 Minuteman Limited Partnership, and Tenant entered into a Lease, dated as of May 14, 1999, for premises known as 400 Minuteman Road in Andover, Massachusetts (as now or hereafter amended or extended, the “Lease”). Unless otherwise defined, terms used in this Amendment have the same meanings as those used in the Lease.
     2.2 (a) Pursuant to Section 24.17A of the Lease, Tenant initially deposited $2,500,000 for Landlord’s benefit as security for Tenant’s obligations under the Lease pursuant to a Pledge and Assignment dated December 15, 2005 among U.S. Bank National Association, Landlord and Tenant (the “Pledge Agreement”). The funds held under the Pledge Agreement together with any interest earned thereon are called the “Additional Security.”
          (b) Pursuant to Amendment #4 to Lease, dated as of April 6, 2006, at Tenant’s request Landlord returned $750,000 of the Additional Security, thus reducing the Additional Security to $1,750,000 plus accrued interest.
          (c) Tenant has requested that Landlord return the balance of the Additional Security, including any accrued interest, in return for the Letter of Credit, which is a $500,000 letter of credit naming Landlord as beneficiary that complies with Section 24.19 of the Lease (the terms of which are set forth in Schedule 1 to Amendment #4 to Lease) or that is otherwise acceptable to Landlord in its sole discretion.
          (d) To accomplish this and other matters, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree and the Lease is amended as follows as of the date of this Amendment, notwithstanding anything to the contrary:
3.	Amendments.
     3.1 If Tenant delivers the original of the Letter of Credit to Landlord on or before January 31, 2010: (a) Landlord will promptly deliver a written or electronic instruction to U.S. National Bank Association instructing it to return the Additional Security (including all accrued interest) to Tenant by wire transfer to an account specified by Tenant; (b) the parties will execute documents reasonably satisfactory to Landlord and U.S. National Bank Association to terminate the Pledge Agreement; (c) Tenant will promptly pay all costs owed to U.S. National Bank Association in connection with the Pledge Agreement, including without limitation any costs resulting from the return of funds and termination; (d) Section 24.17A of the Lease, which describes the Additional Security, and all references to the Additional Security, will be deemed deleted from the Lease; and (e) the terms of Section 24.19 of the Lease will continue to be incorporated into the Lease despite the deletion of Section 24.17A, and those terms will apply to the Letter of Credit and all replacements.
4. No Other Changes.
     The Lease is in full force and effect, and except as set forth above the Lease remains unchanged.
     IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment under seal as of the date first set forth above.

NAVISITE, INC.		400 MINUTEMAN LLC

By:	/s/ Jim Pluntze	By:	Minuteman Master LLC, Sole Member
Name: Jim Pluntze
	Title: CFO		By:	150 Minuteman Limited Partnership,
	Authorized Signature			Managing Member

				By:	Niuna-150 Minuteman, Inc.,
General Partner

					By:	/s/ Martin Spagat

Name: Martin Spagat
Title: Vice President
Authorized Signature

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